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                                  EXHIBIT 10.10

                                    AMENDMENT
                                     TO THE
                       WAVEPHORE, INC. 1997 INCENTIVE PLAN

         Effective as of February 10, 1997, WavePhore, Inc. (the "Company") adopted the WavePhore, Inc. 1997 Stock Incentive Plan (the "Plan"). By this instrument, the Company desires to amend the Plan to increase the number of Common Shares of WavePhore available under the Plan.

         1. This Amendment shall amend only that Section specified herein and those Sections not amended hereby shall remain in full force and effect.

         2. The second paragraph in Section 3 of the Plan, which sets forth the number of shares of Common Stock subject to the Plan, is hereby amended and restated in its entirety as follows:

                  Subject to adjustment as provided in Section 14 hereof, the Committee may grant Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of Common Shares that in the aggregate does not exceed 10,000,000 shares. The maximum number of Common Shares for which Incentive Awards, including Incentive Stock Options, may be granted to any one Participant shall not exceed 5,000,000 shares in any one calendar year; and the total of all cash payments to any one Participant pursuant to the Plan in any calendar year shall not exceed $5,000,000. The grant of an LSAR, Tandem SAR or Cash Bonus shall not reduce the number of Common Shares with respect to which Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan.

         3. This Amendment shall be effective as of March 5, 1999. WavePhore, Inc. has caused this Amendment to be executed by its duly authorized representative on the 5th day of March, 1999.


                                       WAVEPHORE, INC.

                                       By /s/David E. Deeds
                                         ---------------------------------------
                                       David E. Deeds, Chairman,
                                       Chief Executive Officer and President

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